                                                                     Exhibit 4.1

     THIS WARRANT AND THE SECURITIES THAT MAY BE ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS. NEITHER THIS WARRANT NOR THE SECURITIES THAT MAY BE ACQUIRED UPON THE EXERCISE OF THIS WARRANT MAY BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER PROVISIONS OF THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS; AND IN THE CASE OF ANY EXEMPTION, ONLY IF THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION OF THE WARRANT OR THE OTHER SECURITIES.

     WARRANT TO PURCHASE THREE HUNDRED THOUSAND (300,000) SHARES OF
      COMMON STOCK OF NUMBER NINE VISUAL TECHNOLOGY CORPORATION

Warrant No. S3-1                                    Void After April 26, 2001

                      __________________________________

     THIS CERTIFIES THAT, for value received, S3 Incorporated ("S3") or assigns
                                                                --
(S3), or assigns such assigns who may be the registered holder or holders hereof, are hereinafter referred to as the "Holder") is entitled to subscribe
                                            ------
for and purchase Three Hundred Thousand (300,000) shares of the fully paid and nonassessable Common Stock (as adjusted pursuant to Section 8 hereof, hereinafter, the "Warrant Shares") of Number Nine Visual Technology Corporation,
                  --------------
a Delaware corporation (hereinafter, the "Company"), at a purchase price of
                                          -------
$2.49 per share, (such price and such other price as shall result, from time to time, from the adjust-ments specified in Section 8 hereof is herein referred to as the "Exercise Price"), subject to the provisions and upon the terms and
        --------------
conditions hereinafter set forth. As used herein, the term "Common Stock" shall mean the Company's presently authorized Common Stock, $.01 par value per share, and any stock into which such Common Stock may hereafter be exchanged.

     1.   Registration of Warrant. The Company shall register this Warrant, upon
          -----------------------
records to be maintained by the Company for that purpose (the "Warrant
                                                               -------
Register"), in the name of the record Holder hereof from time to time. The
--------
Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.

     2.   Registration of Transfers and Exchanges.
          ---------------------------------------

          (a) The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto as Exhibit A duly completed and signed, to the
                                 ---------
Company at the office specified in or pursuant to Section 3(b). Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a "New Warrant"),
                                                                 -----------
evidencing the portion of this Warrant so transferred shall be issued to the transferee (a "Transferee") and a New Warrant evidencing the remaining portion
               ----------
of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the Transferee thereof shall be deemed the acceptance of such Transferee of all of the rights and obligations of a holder of a Warrant.

          (b) This Warrant is exchangeable, upon the surrender hereof by the Holder to the office of the Company specified in or pursuant to Section 3(b) for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder. Any such New Warrant will be dated the date of such exchange.

     3.   Duration and Exercise of Warrant.
          --------------------------------

          (a) This Warrant shall be exercisable by the registered Holder on any business day before 5:00 P.M. Eastern Standard time, at any time and from time to time on or after April 26, 1999 to and including 5:00 P.M., Boston time on April 26, 2001 (the "Expiration Date"). At 5:00 P.M. Eastern Standard time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value.

          (b) Subject to Sections 2(b), 6 and 10, upon surrender of this Warrant, with the Notice of Exercise or Conversion attached hereto as Exhibit B
                                                                      ---------
duly completed and signed, to the Company at its office at 18 Hartwell Avenue, Lexington, Massachusetts 02421, Attention: Chief Operating Officer, or at such other address as the Company may specify in writing to the then registered Holder, and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, in lawful money of the United States of America, by certified or official bank check or checks or wire transfer, all as specified by the Holder in the Notice of Exercise or Conversion, the Company shall promptly (but in no event later than five (5) business days after the Date of Exercise (as defined herein)) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends other than legends which the Company may reasonably deem necessary to comply with applicable state and federal securities laws for the issuance of such securities and any legends placed on all registered shares of the Company relating to the then current agreement between the Company and its transfer agent relating to the issuance of "rights" to all holders of the Company's Common Stock. Any person so designated by the Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant.
                                       2

          A "Date of Exercise" means the date on which the Company shall have
             ----------------
received (i) this Warrant (or any New Warrant, as applicable), with the Notice of Exercise or Conversion (or attached to such New Warrant) appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the holder hereof to be purchased.

          (c) This Warrant shall be exercisable, either in its entirety or, from time to time, for a portion of the number of Warrant Shares. If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant.

          (d) In lieu of exercising this Warrant or any portion hereof pursuant to Section 3(b), the Holder shall have the right to convert this warrant (to the extent then exercisable) or any portion hereof into Warrant Shares by executing and delivering to the Company at its principal office the written Notice of Exercise or Conversion, specifying the portion of the Warrant to be converted, and accompanied by this Warrant. The number of Warrant Shares to be issued upon such conversion shall be computed using the following formula:

               X=(P)(Y)(A-B)/A

          where:

          X= the number of Warrant Shares to be issued to the Holder for the portion of the Warrant being converted,

          P=   the percentage of the Warrant being converted,

          Y= the total number of Warrant Shares issuable upon exercise of the Warrant in full,

          A= the average of the closing sale prices of the Common Stock for the ten (10) trading days immediately prior to (but not including) the Date of Exercise, and

          B=   the Exercise Price.

          (e) In the event of a sale of substantially all the assets of the Company or a merger or consolidation of the Company with or into any other entity (other than a merger the sole purpose of which is to change the state of incorporation of the Company) or a dissolution or the adoption of a plan of liquidation of the Company, this Warrant shall terminate on the effective date of such sale, merger, consolidation, dissolution or adoption (the "Effective
                                                                   ---------
Date") and become null and void, provided, however, that if this Warrant shall
----                             --------  -------
not have otherwise
terminate or expired, the Registration Holder hereof shall have the right until 5:00 p.m. Eastern Standard time on the day immediately prior to the Effective Date to exercise its rights hereunder.

     4.   Registration Right.
          ------------------

          (a)  Request for Registration.  Within forty-five (45) days of the
               ------------------------
date of this Warrant, the Company shall prepare and file with the Commission a "Shelf" registration statement covering all of the Warrant Shares for an offering to be made on a continuous basis pursuant to Rule 415. The registration statement shall be on Form S-3 (or if the Company is not then eligible to register for resale the Warrant Shares on Form S-3 such registration shall be on another appropriate form in accordance herewith). The Company shall use its best efforts to cause the registration statement to be declared effective under the Securities Act as promptly as possible after the filing thereof and shall use its best efforts to keep such registration statement continuously effective under the Securities Act until the date which is three years after the date that such registration statement is declared effective by the Commission or such earlier date when all Warrant Shares covered by such registration statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) as determined by the counsel to the Company.

          (b)  Registration Expenses.
               ---------------------

               (i) All costs and expenses incurred or sustained in connection with or arising out of the filing of a registration statement pursuant to this
Section 4(a) hereof, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger, telephone and delivery expenses, fees and disbursements of counsel for the Company, fees and disbursements of all independent certified public accountants, the reasonable fees and expenses of any special experts retained by the Company of its own initiative in connection with such registration, and fees and expenses of all (if any) other persons retained by the Company (all such cost and expenses being herein called, collectively. the"Registration Expenses"), will be borne and paid by the Company. The Company will, in any case, pay its internal expenses (including, without limitation, all salaries and expenses of its officer and employees performing legal or accounting duties), the expense of any annual audit, and the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities of the Company are then listed.

               (ii) The Company will not bear the cost of nor pay for any stock transfer taxes imposed in respect of the transfer of any Warrant Shares to any purchaser thereof by any Holder Warrant Shares in connection with any registration of Warrant Shares pursuant to this Section 4(a).

               (iii) To the extent that Registration Expenses incident to any registration are under the terms of this Section 4, not required to be paid by the Company, each Holder of Warrant Shares included in such registration will pay all Registration Expenses which are clearly solely attributable to the registration of such Holder's Warrant Shares included in such registration, and all other Registration Expenses not so attributable to one Holder will be borne and paid by all sellers of securities included in such registration in proportion to the number of securities so included by each such seller.

          (c)  Indemnification.
               ---------------

               (i)  Indemnification by the Company.  The Company will indemnify
                    ------------------------------
each Holder requesting or joining in a registration and each underwriter of the securities so registered, the officers, directors and partners of each such person and each person who controls any thereof (within the meaning of the Securities Act) against any and all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of any material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to any action or inaction required of the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, underwriter, officer, director, partner and controlling person for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the
--------  -------
extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company in an instrument duly executed by such Holder, underwriter, officer, director, partner or controlling person and stated to be specifically for use in such prospectus, offering circular or other document.

               (ii) Indemnification by Each Holder. Each Holder requesting or
                    ------------------------------
joining in a registration will indemnify each underwriter of the securities so registered, the Company and its officers and directors and each person, if any, who controls any thereof (within the meaning of the Securities Act) and their respective successors in title and assigns against any and all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of any material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein any material fact required to be stated therein or necessary to make the statement therein not misleading, and such Holder will reimburse each underwriter, the Company and each other person indemnified pursuant to this paragraph (b) for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that this paragraph (b) shall apply only
                     --------  -------
if (and only to the extent that) such statement or omission was made in reliance upon written information furnished to such underwriter or the Company in an instrument duly executed by any such Holder and stated to be specifically for use in such prospectus, offering circular or other document (or related registration statement, notification or the like) or any amendment or supplement thereto; and provided further that each Holder's liability hereunder with
             --------
respect to
any particular registration shall be limited to an amount equal to the net proceeds received by such Holder from the Warrant Shares sold by such Holder in such registration.

               (iii)  Indemnification Proceedings.  Each party entitled to
                      ---------------------------
indemnification pursuant to this Section 4(c) (the "indemnified party") shall
                                                   -------------------
give notice to the party required to provide indemnification pursuant to this
Section 4(c) (the "indemnifying party") promptly after such indemnified party
                  --------------------
acquires actual knowledge of any claim as to which indemnity may be sought, and shall permit the indemnifying party (at its expense) to assume the defense of any claim or any litigation resulting therefrom; provided that counsel for the
                                                 --------
indemnifying party, who shall conduct the defense of such claim or litigation, shall be acceptable to the indemnified party, and the indemnified party may participate in such defense at such party's expense; and provided, further, that
                                                         -----------------
the failure by any indemnified party to give notice as provided in this paragraph (iii) shall not relieve the indemnifying party of its obligations under this Section 4 except to the extent that the failure results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give notice. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. The reimbursement required by this Section 4(c) shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

          (d)  Rule 144 Requirements: Form S-3.  The Company will make every
               -------------------------------
effort in good faith to take all steps necessary to ensure that the Company will be eligible to register securities on Form S-3 (or any comparable form adopted by the Commission) and to make publicly available and available to the Holders of the Warrant Shares, pursuant to Rule 144 of the Commission under the Securities Act ("Rule 144"), such information as shall be necessary to enable the Holders of the Warrant Shares to make sales of the Warrant Shares pursuant to Rule 144. The Company will furnish to any Holder of the Warrant Shares, upon request made by such Holder, a written statement signed by the Company, addressed to such Holder, describing briefly the action the Company has taken or proposes to take to comply with the current public information requirements of Rule 144. The Company will, at the request of any Holder of the Warrant Shares, upon receipt from such holder of a certificate certifying (a) that such Holder has held such Warrant Shares for a period of not less than two (2) consecutive years, (b) that such Holder has not been an affiliate (as defined in Rule 144) of the Company for more than the ninety (90) preceding days, and (c) as to such other matters as may be necessary to meet the requirements of rule 144, remove from the stock certificates representing such Warrant Shares that portion of any restrictive legend which relates to the registration provisions of the Securities Act.

     5.   Payment of Taxes.  The Company will pay all documentary stamp taxes
          ----------------
attributable to the issuance of Warrant Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder, and the Company shall not be required to issue or cause to be issued or deliver or cause to be delivered the certificates for Warrant Shares unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

     6.   Replacement of Warrant.  If this Warrant is mutilated, lost, stolen or
          ----------------------
destroyed, the Company may in its discretion issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and indemnity, if reasonably satisfactory to it. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable charges as the Company may prescribe.

      7.  Reservation of Warrant Shares.  The Company covenants that it will at
          -----------------------------
all times reserve and keep available out of the aggregate of its authorized but unissued Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders (taking into account the adjustments and restrictions of Section 8). The Company covenants that all Warrant Shares that shall be so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

     8.   Certain Adjustments.  The Exercise Price and number of Warrant Shares
          -------------------
issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 8. Upon each such adjustment of the Exercise Price pursuant to this Section 8, the Holder shall thereafter prior to the Expiration Date be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Warrant Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

          (a)  If the Company, at any time while this Warrant is outstanding,
(i) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock, (ii) subdivide outstanding shares of Common Stock into a larger number of shares, or (iii) combine outstanding shares of Common Stock into a smaller number of shares, the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock (excluding treasury shares if any) outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination, and shall apply to successive subdivisions and combinations.

          (b) In case of any reclassification of the Common Stock, then the Holder shall have the right thereafter to exercise this Warrant only into the shares of stock and other securities of the Company and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, and the Holder shall be entitled upon such event to receive such amount of securities or property equal to the amount of Warrant Shares such Holder would have been entitled to had such Holder exercised this Warrant immediately prior to such reclassification. The terms of any such reclassification shall include such terms so as to continue to give to the Holder the right to receive the securities or property set forth in this Section 8(b) upon any exercise following any such reclassification.

          (c) For the purposes of this Section 8, the following clauses shall also be applicable:

               (i)  Record Date. In case the Company shall take a record of the
                    -----------
holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock or in securities convertible or exchangeable into shares of Common Stock, or (B) to subscribe for or purchase Common Stock or securities convertible or exchangeable into shares of Common Stock, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

               (ii) Treasury Shares. The number of shares of Common Stock
                    ---------------
outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

          (d) All calculations under this Section 8 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

               If:

                    (i) the company shall declare a dividend (or any other distribution) on its Common Stock; or

                    (ii) the Company shall declare a special nonrecurring cash dividend on its Common Stock; or

                    (iii) the company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

                       (iv) the approval of any stockholders of the Company shall be required in connection with (i) any reclassification of the Common Stock of the Company, or (ii) any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property of the Company or any third party; or

                       (v) the Company shall authorize the sale of substantially all of its assets or any consolidation or merger of another corporation with the Company (other than a merger the sole purpose of which is to change the state of incorporation of the Company); or

                       (vi) the Company shall authorize the voluntary dissolution, liquidation or winding up of the affairs of the Company,

then the Company shall cause to be mailed to each Holder at their last addresses as they shall appear upon the Warrant Register, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close; provided, however, that the failure to mail such notice or any defect
       --------  -------
therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

     9.   Fractional Shares. The Company shall not be required to issue or cause
          -----------------
to be issued fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares which shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 9, be issuable on the exercise of this Warrant, the Company shall, at its option, (i) pay an amount in cash equal to the Exercise Price multiplied by such fraction or (ii) round the number of Warrant Shares issuable, up to the next whole number.

     10.  Notices. Any and all notices or other communications or deliveries
          -------
hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 4.30 p.m. (Eastern Standard Time) on a business day, (ii) the business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 4.30 p.m. (Eastern Standard Time) on any date and earlier than 11.59 p.m. (Eastern Standard Time) on such date, (iii) the business day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (1) if to the Company, to Number Nine Visual Technology, Inc., 18 Hartwell Avenue, Lexington, MA 02173, Attention: Assistant Treasurer (or to facsimile no. (781) 674-0009) with a copy to Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C., One Financial Center, Boston, MA 02111,
Attention: Neil H. Aronson, Esquire (or facsimile no. (617) 542-2241 or (ii) if to the Holder, to the Holder at the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section 10.

     11.  Warrant Agent.
          -------------

          (a) The Company shall serve as warrant agent under this Warrant. Upon thirty (30) days' notice to the Holder, the Company may appoint a new warrant agent (the "New Warrant Agent").
            -----------------

          (b) Any corporation into which any New Warrant Agent may be merged or any corporation resulting from any consolidation to which any New Warrant Agent shall be a party or any corporation to which any New Warrant Agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register.

     12.  Representation and Warranties of the Company.
          --------------------------------------------

          (a)  Organization and Good Standing. The Company is duly organized and
               ------------------------------
existing as a corporation in good standing in the State of Delaware. The Company is duly qualified as a foreign corporation and authorized to do business in all other jurisdictions in which the nature of its business or property makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of this Warrant or the Warrant Shares or (y) adversely impair the company's ability to perform fully on a timely basis its obligations under this Warrant. The Company has the corporate power to own its properties and to carry on the business as now conducted and as proposed to be conducted.

          (b)  Authorization. The execution delivery and performance by the
               -------------
Company of this Warrant, and the issuance and sale by the Company of the Warrant Shares hereunder (a) are within the Company's corporate power and authority, (b) have been duly authorized by all necessary corporate proceedings, and (c) do not conflict with or result in any breach of any provision of, or the creation of any lien upon any of the property of the Company or require any consent or approval pursuant to the Charter or by-laws of the Company or any law, regulation, order, judgment, writ, injunction, license, permit, agreement or instrument applicable to the Company.

          (c)  Enforceability.  The execution and delivery by the Company of
               --------------
this Warrant, and the issuance and sale by the Company of the Warrant Shares hereunder, will result in legally binding obligations of the Company, enforceable against the Company in accordance with the respective terms and provisions hereof and thereof, except to the extent that (a) such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights, and (b) the availability of the remedy of specific performance or in injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought.

          (d)  Reservation of Stock Issuable Upon Exercise of Warrant.
               ------------------------------------------------------
Sufficiennt shares of authorized but unissued Common Stock have been reserved by appropriate corporate action in connection with the prospective exercise of this Warrant. The issuance of this Warrant or the Warrant Shares will not require any further corporate action by the stockholders or directors of the Company, will not be subject to preemptive rights by any present or future stockholder or other securities holders of the Company and will not conflict with any provision of any agreement to which the Company is a party or by which it is bound, and such Common Stock, when issued upon exercise of this Warrant in accordance with its terms or upon conversion, will be duly authorized, validly issued, fully paid and non-assessable.

     13.  Investment Representation. S3 represents and warrants to the Company
          -------------------------
that S3 is (a) an "accredited investor" within the meaning of Rule 501(a) promulgated under the Securities Act, and (b) acquiring the Warrant or Warrant Shares for investment and not with a view to sell or otherwise distribute the Warrant or Warrant Shares.

     14.  Miscellaneous.
          -------------

          (a) This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Warrant may be amended only in writing signed by the Company and the Holder.

          (b) Subject to Section 14(a), above, nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or cause under this Warrant; this Warrant shall be for the sole and exclusive benefit of the Company and the Holder.

          (c) This Warrant shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Massachusetts without regard to the principles of conflicts of law thereof.

          (d) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

          (e) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

          (f) Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent as stockholders in respect of the meetings of stockholders or the election of members of the Board of Directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company or as imposing any obligation on such Holder to purchase any securities or as imposing any liabilities on such Holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company. Notwithstanding the foregoing, the Company will furnish to each Holder of any warrants, promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its stockholders or otherwise filed pursuant to the provisions of the Securities Act or the Exchange Act.

                     [THIS SPACE INTENTIONALLY LEFT BLANK
                           SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, the Company and S3 have caused this Warrant to be duly executed by their duly authorized officer on the date first written above.

ATTEST:                            NUMBER NINE VISUAL TECHNOLOGY, INC.


/s/                                By: /s/ William L. Ralph
------------------------------        ---------------------------------------
[SEAL]                                     Name:  William L. Ralph
                                           Title: General Manager


                                   S3 INCORPORATED

                                   By: /s/ Walter D. Amaral
                                      ---------------------------------------
                                           Name:  Walter D. Amaral
                                           Title: Senior Vice President
                                                  Finance and Chief
                                                  Financial Officer